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                                                                  Exhibit 23.3






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of Aetna Life and Casualty Company and U.S. Healthcare, Inc. and to the incorporation by reference therein of our reports dated February 2, 1996, with respect to the consolidated financial statements of U.S. Healthcare, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission (the "Reports").

We also consent to the incorporation by reference of our Reports in the Registration Statements of Aetna Life and Casualty Company pertaining to the Aetna Life and Casualty Incentive Savings Plan (Form S-8 No. 2-73911); Aetna Life and Casualty Company 1969 Stock Option Plan, 1979 Stock Option Plan, and 1984 Stock Option Plan (Form S-8 No. 2-91514); and Aetna Life and Casualty Company 1994 Stock Incentive Plan (Form S-8 No. 33-62893) filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 10, 1996